ASSIGNMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that on this ___ day of February, 2006, HIGHGATE HOUSE FUNDS, LTD. (the “Assignor”) does hereby agree to the following for and in consideration of the sum of $1,528,333 and other good and valuable consideration received from the persons listed on Exhibit “A” and Exhibit “B” hereto (the “Assignee”):

1.     Debentures. Assignor is the legal and beneficial owner of that certain Secured Convertible Debenture dated as of July 25, 2005 in the original principal amount of $750,000 and that certain Secured Convertible Debenture dated as of Ocotober 18, 2005 in the original principal amount of $750,000, each given by AEROTELESIS, INC., a Delaware corporation (the “Company”) to the Assignor (both debentures shall collectively be referred to as the “Debentures”). The Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee One Million Five Hundred Twenty Eight Thousand Three Hundred Thirty Three Dollars ($1,528,333) of the Debentures, representing $750,000 of original principal for each debenture and accrued and unpaid interest through the date hereof for each debenture in the amount of $14,166.67, and all of its rights thereunder, including without limitation the right to collect from the Company the principal amounts outstanding thereunder as of the date hereof as set forth opposite Assignee’s name on Exhibit “A,” plus accrued but unpaid liquidated and interest thereunder. This assignment is made free and clear of any and all claims, liens, demands, restrictions or encumbrances of any kind whatsoever. The Assignor shall hereby return the original Debentures to the Assignee upon the execution of this Agreement.

2.     Warrants. Assignor is the legal and beneficial owner of that certain warrant dated as of July 25, 2005 to purchase One Hundred Fifty Thousand (150,000) shares of the Company’s common stock for a period of five (5) years at an exercise price of $3.00 per share and that certain warrant dated as of July 25, 2005 to purchase Seventy Five Thousand (75,000) shares of the Company’s common stock for a period of five (5) years at an exercise price of $4.00 per share, each given by the Company to the Assignor (both warrants shall collectively be referred to as the “Warrants”). The Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee the Warrants and all of its rights thereunder, including without limitation the right to exercise the shares of common stock underlying the Warrants from the Company in number of shares set forth herein as and set forth in Exhibit “B.” This assignment is made free and clear of any and all claims, liens, demands, restrictions or encumbrances of any kind whatsoever.

3.     Representations and Warranties. The Assignor hereby represents and warrants to and covenants with the Assignee that the Assignor has full right and authority to enter into and perform their obligations under this Assignment.

4.     Additional Documents. The Assignor agrees to execute any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of this Assignment.

5.     Effective Date and Counterpart Signature. This Assignment Agreement shall be effective as of the date first written above. This Assignment Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

IN WITNESS WHEREOF, the Assignor has executed this Assignment Agreement on the day and year first above written.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

THE ASSIGNOR: HIGHGATE HOUSE FUNDS, LTD.

By:	/s/
Name: Mark Angelo
Its: Portfolio Manager

ACCEPTANCE OF ASSIGNMENT

The undersigned, being the Assignee set forth above, does hereby acknowledge and accept the foregoing Assignment on this ___ day of February, 2006.

ASSIGNEE: CORNELL CAPITAL PARTNERS, LP By: Yorkville Advisors, LLC Its: General Partner

By:	/s/
Name: Mark Angelo
Its: Portfolio Manager

CONSENT

aeroTelesis, Inc. hereby consents to the assignment of the Debentures and Warrants from the Assignor to the Assignee.

AEROTELESIS, INC.

By:	/s/
Name: Joseph E. Gutierrez
Its: President

EXHIBIT “A”

Assignee Name:	Debentures	Original Principal Amount Assigned:	Purchase Price:

Cornell Capital Partners, LP.	July 25, 2005 (HHF-1)	$750,000	$764,166.67
Cornell Capital Partners, LP.	October 18, 2005 (HHF-2)	$750,000	$764,166.67

TOTAL		$1,500,000	$1,528,333

EXHIBIT “B”

Assignee Name:	Warrants	Number of shares of Common Stock underlying the Warrant:	Exercise Price:

Cornell Capital Partners, LP.	July 25, 2005 (HHF-1)	150,000	$3.00
Cornell Capital Partners, LP.	July 25, 2005 (HHF-2)	75,000	$4.00